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                                  EXHIBIT 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                           PURSUANT TO 18 U.S.C. 1350

In connection with the Form 10-K/A (the "Report") of Ferro Corporation (the "Company")
                     [Name of Report]              [Name of Company]

for the period ending December 31, 2003, I, Hector R. Ortino , Chairman and Chief Executive Officer
                         [Date]            [Name of Officer]     [Title]

of the Company, certify that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hector R. Ortino
-------------------------------
Hector R. Ortino
Chairman and Chief Executive Officer

Dated: March 19, 2004

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